SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

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☐     Preliminary Proxy Statement      ☐    Confidential, For Use of the Commission Only
☒    Definitive Proxy Statement           (as permitted by Rule 14a-6(e)(2))
☐  Definitive Additional Materials
☐    Soliciting Material Pursuant to Rule 14a-12

TALON INTERNATIONAL, INC.
(Name of Registrant)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TALON INTERNATIONAL, INC.

____________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

____________________________________________

TIME	3:00 p.m. Pacific Daylight Time on May 31, 2011

PLACE	TALON INTERNATIONAL, INC.
Conference Center, Suite 270
21900 Burbank Boulevard
Woodland Hills, California 91367

ITEMS OF BUSINESS	(1)	Election of two directors by the holders of our Common Stock;
	(2)	Election of three directors by the holders of our Series B Preferred Stock; and
	(3)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement

RECORD DATE		You can vote if you were a stockholder of the Company at the close of business on April 25, 2011

PROXY VOTING		All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed Proxy card. If your shares are held in street name, you must obtain a proxy (a “Proxy”), executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting

Woodland Hills, California

April 25, 2011	/s/ Lonnie D. Schnell
Lonnie D. Schnell
Chief Executive Officer

THE ATTACHED PROXY STATEMENT AND
OUR ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT
WWW.TALONZIPPERS.COM/CORPORATE/INVESTORS/

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.  IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED.

TALON INTERNATIONAL, INC.
21900 BURBANK BOULEVARD, SUITE 270
WOODLAND HILLS, CALIFORNIA 91367

PROXY STATEMENT

These Proxy materials are being delivered in connection with the solicitation by the board of directors (the “Board” or the “Board of Directors”) of Talon International, Inc., a Delaware corporation (“Talon,” the “Company,” “we,” or “us”), of Proxies to be voted at our 2011 annual meeting of stockholders (the “Annual Meeting”) and at any adjournments or postponements.

You are invited to attend our Annual Meeting on May 31, 2011, beginning at 03:00 p.m. Pacific Daylight Time.  The meeting will be held at our Corporate Conference Center located at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367.

Stockholders Entitled to Vote

Holders of our common stock (the “Common Stock”) and holders of our series B convertible preferred stock (the “Series B Preferred Stock”) at the close of business on April 25, 2011 are entitled to receive this notice and to vote their shares at the Annual Meeting.  Each share of Series B Preferred Stock is convertible into one hundred shares of Common Stock.  As of April 25, 2011, there were 20,291,433, shares of Common Stock and 407,160 shares of Series B Preferred Stock outstanding, for a total of 61,116,808 voting shares.  As used herein, the term “Voting Shares” shall mean, collectively, shares of Common Stock and shares of Series B Preferred Stock (on an as-converted basis into Common Stock).

Mailing of Proxy Statements

We anticipate mailing this proxy statement (the “Proxy Statement”) and the accompanying Proxy to stockholders on or about May 2, 2011.

Proxies

Your vote is important.  If your shares are registered in your name, you are a stockholder of record.  If your shares are in the name of your broker or bank, your shares are held in street name.  We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend.  All shareowners can vote by written Proxy card.  Your submitting the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person.  If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting.  If you are a share owner of record, you may revoke your Proxy at any time before the meeting either by filing with our Secretary, at its principal executive office, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person.  All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies.  If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

Quorum

The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum.  Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters, and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

Voting on Election of Directors

Pursuant to the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”), so long as the outstanding shares of Series B Preferred Stock represent 35% or more of our total outstanding voting shares, calculated on an as-converted basis into Common Stock:

●	the holders of Common Stock together with holders of all other shares of our outstanding capital stock entitled to vote in the election of directors (other than the Series B Preferred Stock), voting together as a single class, shall have the right to elect all other directors to fill directorships not reserved for Series B Directors; and

●	the holders of the outstanding shares of Series B Preferred Stock, voting together as a separate class, shall have the right to elect three directors if the Board has five or fewer total members, and four directors if the Board has six or seven members.

Once the outstanding shares of Series B Preferred Stock represent less than 35% of our total outstanding voting shares, calculated on an as-converted basis into Common Stock, then the entire Board will thereafter be elected by holders of our outstanding capital stock entitled to vote in the election of directors, voting together as a single class.

At the closing of the Recapitalization Agreement we issued all of the 407,160 authorized shares of the Series B Preferred Stock to CVC California, LLC (“CVC”) (the “Series B Shares”).  Each Series B Share is convertible into one hundred shares of Common Stock, for an as converted aggregate of 40,716,000 shares of Common Stock which, as of April 25, 2011, represents approximately 69.6% of our outstanding voting securities.  Therefore, because the outstanding shares of Series B Preferred Stock represent 35% or more of our total outstanding voting shares, calculated on an as-converted basis into Common Stock, (i) the Common Stock Directors elected at the Annual Meeting shall be elected by a plurality vote, with the elected candidates being the candidates receiving the greatest number of affirmative votes of the outstanding shares of Common Stock, voting together as a separate class, with votes cast against such candidates and votes withheld having no legal effect, and (ii) the Series B Directors elected at the Annual Meeting shall be elected by a plurality vote, with the elected candidates being the candidates receiving the greatest number of affirmative votes of the outstanding shares of Series B Preferred Stock, voting together as a separate class, with votes cast against such candidates and votes withheld having no legal effect.

Our bylaws presently provide that the number of directors shall not be less than two nor more than nine, with the exact number to be fixed from time to time by resolution of our Board of Directors.  In connection with that certain Recapitalization Agreement (the “Recapitalization Agreement”), dated as of July 30, 2010, the Board of Directors fixed the number of directors of the Board at five.

Voting on All Matters Other than Election of Directors

Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting and each share of Series B Preferred Stock is entitled to one hundred votes on each matter properly brought before the Annual Meeting.  Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

Other Matters

At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

In the event a stockholder proposal was not submitted to us prior to the date of this Proxy Statement, the enclosed Proxy will confer authority on the Proxy holders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Annual Meeting. As of the date hereof, no stockholder proposal has been submitted, and management is not aware of any other matters to be presented for action at the Annual Meeting.  However, if any other matters properly come before the Annual Meeting, the Proxies solicited hereby will be voted by the Proxy holders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

ITEM 1:    ELECTION OF COMMON STOCK DIRECTORS

Item 1 is the re-election of two members of the Board of Directors as the Common Stock Directors.

Election of Directors

The holders of the Common Stock, voting as a separate class, are entitled to elect two directors to our Board at the Annual Meeting (the “Common Stock Directors”).  The nominees for the Common Stock Directors receiving the highest number of votes of shares of Common Stock at the Annual Meeting will be elected.  The holders of Series B Preferred Stock are not entitled to vote in the election of the Common Stock Directors at the Annual Meeting.

Nominees for Common Stock Directors

Pursuant to the Certificate of Designation for any director nominees to be submitted to holders of the Common Stock for election at an annual meeting of the stockholders, a committee of our Board of Directors comprised solely of the Common Stock Directors, acting by majority vote, shall have the right to designate all of the Board’s nominees for directors to be elected by holders of the Common Stock.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below.  If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Common Stock Directors to fill any vacancy.  We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The current Common Stock Directors propose the elections of the following nominees as Common Stock Directors:

Mark Dyne
Lonnie D. Schnell

If elected, Lonnie D. Schnell and Mark Dyne are expected to serve until the 2012 annual meeting of stockholders.  The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

ITEM 2:    ELECTION OF SERIES B DIRECTORS

Item 2 is the re-election of three members of the Board of Directors as the Series B Directors.

Election of Directors

The holders of the Series B Preferred Stock, voting as a separate class, are entitled to elect three directors to our Board at the Annual Meeting (the “Series B Directors”).  The nominees for the Series B Directors receiving the highest number of votes of shares of Series B Preferred Stock at the Annual Meeting will be elected.  The holders of Common Stock are not entitled to vote in the election of the Series B Directors at the Annual Meeting.

Nominees for Series B Directors

Pursuant to the Certificate of Designation, the holders of the Series B Preferred Stock have the right to elect the Series B Directors.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below.  If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the holders of the Series B Preferred Stock to fill any vacancy.  We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The holder of the Series B Preferred Stock proposes the elections of the following nominees as Series B Preferred Stock Directors:

David Ellis
Mark J. Hughes
Michael Francis Snyder

If elected, David Ellis, Mark J. Hughes and Michael Francis Snyder are expected to serve until the 2012 annual meeting of stockholders.  The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

Directors, Nominees and Executive Officers

The following table sets forth the name, age and position of each of our directors, director nominees and certain executive officers as of April 25, 2011.

Name	Age	Position
Directors:
Mark Dyne (1)(3)	50	Chairman of the Board of Directors
Lonnie D. Schnell (1)	62	Chief Executive Officer, Chief Financial Officer and Director
David Ellis (2)	47	Director
Mark J. Hughes (2)	39	Director
Michael Francis Snyder (2)	57	Director
Other Executive Officers:
Larry Dyne (3)	38	President
James E. Reeder	53	Vice President, Corporate Controller
(1)	Messrs. Dyne and Schnell were elected by holders of Common Stock, and the seats they occupy on the Board will be filled by a vote of the holders of Common Stock, voting as a separate class.
(2)
Messrs. Ellis, Hughes and Snyder were appointed by the sole holder of Series B Preferred Stock, and the seats they occupy on the Board will be filled by a vote of the holders of Series B Preferred Stock, voting as a separate class.

(3)	Mark Dyne and Larry Dyne are brothers.

Directors:
Mark Dyne
Mr. Dyne has served as Chairman of the Board of Directors since 1997.  Mr. Dyne currently serves as the Chief Executive Officer and the Managing Partner of Europlay Capital Advisors, LLC, a merchant banking and advisory firm.  Mr. Dyne currently serves on the Board of Directors of Skype Global S.a.r.l. the world’s leader in V.O.I.P. communications as well as Atrinsic, Inc. Mr. Dyne previously served as Chairman and Chief Executive Officer of Sega Gaming Technology Inc. (USA), a gaming company, and Chairman and Chief Executive Officer of Virgin Interactive Entertainment Ltd., based in London, England. Mr. Dyne was a founder and director of Packard Bell NEC Australia Pty. Ltd., and he was a founder and former director of Sega Ozisoft Pty Ltd. Mr. Dyne was nominated to our board of directors for his extensive domestic and international management experience, and knowledge of associated industry practices and trends.

Lonnie D. Schnell
Mr. Schnell joined us in January 2006 as our Chief Financial Officer, was appointed as Chief Executive Officer in February 2008 and has served on our Board of Directors since May 2008. Mr. Schnell served as Vice President of Finance for Capstone Turbine Corporation, a manufacturer of micro-turbine electric generators from 2004 until 2005. From 2002 to 2004 Mr. Schnell served as Chief Financial Officer of EMSource, LLC, an electronic manufacturing service company. Prior to EMSource, in 2002, Mr. Schnell served as Chief Financial Officer of Vintage Capital Group, a private equity investment firm. From 1999 through 2002, Mr. Schnell served as Chief Financial Officer of Need2Buy, Inc. a business-to-business internet marketplace for electronic components. Mr. Schnell has completed an executive MBA program with the Stanford University Executive Institute, and earned his Bachelor of Science in Accounting at Christian Brothers University. Mr. Schnell is a Certified Public Accountant with experience in the international accounting firm of Ernst & Young LLP. Mr. Schnell was nominated to our Board of Directors for his extensive domestic and international management experience, and knowledge of associated industry practices and trends, and for his financial management expertise.

David Ellis
David Ellis has served on our Board of Directors since October 2010. Mr. Ellis is a co-founder of GemCap, an equity investor in low and middle-market sized companies and provider of asset-based loans, ranging from $1 million to $10 million, as a senior-secured lender.  Through 2006, Mr. Ellis served as the President of Buxbaum Group, which he initially joined in 1988.  Following a three-year hiatus from Buxbaum Group starting in 1991, Mr. Ellis rejoined the company in 1994.  Buxbaum Group consisted of the following five companies which reported to Mr. Ellis: Buxbaum Company, Buxbaum Group, Buxbaum-Century, BC Commercial Finance and Pathway Strategic Partners.  While at Buxbaum Group, Mr. Ellis gained twenty years of experience in the acquisition, insolvency and turnaround management businesses. Mr. Ellis was nominated to our Board of Directors for his extensive domestic and international management experience, and knowledge of associated industry practices and trends, and for his financial and investment management expertise.

Mark J. Hughes
Mark J. Hughes has served on our Board of Directors since July 2010. Mr. Hughes currently serves as a Managing Director at The Comvest Group, a private investment firm focused on providing debt and equity capital to lower middle-market companies. From July 2005 until joining ComVest, Mr. Hughes was a Managing Director in the Investment Banking Group at Tejas Securities Group, an investment and merchant bank focused on distressed debt, high yield and special situations. From March 1998 to June 2005, Mr. Hughes served as a Managing Director in the Investment Banking Group as well as initially as an Equity Research Analyst at C.E. Unterberg, Towbin, an investment bank that specialized on middle-market healthcare and technology companies. From 1996 to 1998, Mr. Hughes worked in Global Markets as a Foreign Exchange Analyst at Deutsche Bank.  Prior to Deutsche Bank, Mr. Hughes spent three years as a Senior Auditor in the Hedge Fund and Broker Dealer Practice of Goldstein, Golub, & Kessler, LLC. Mr. Hughes was a CPA and received his B.S. from Rutgers College, Rutgers School of Business. Mr. Hughes was nominated to our board of directors for his extensive domestic and international management experience, and knowledge of associated industry practices and trends, and for his financial and investment management expertise.

Michael Francis Snyder
Michael Francis Snyder has served on our Board of Directors since July 2010. Mr. Snyder is a partner of GSC Consultants, a service industry consulting and advisory firm specializing in strategic growth and turnaround situations for troubled service companies.  Prior to forming GSC in 2007, Mr. Snyder was Chief Executive Officer and Director of Vonage Holdings, Inc. (NYSE: VG), a leading supplier to the telecommunications industry in VOIP services, since February 2006.  From 1997 to February 2006, Mr. Snyder served as President of ADT Security Services, Inc., a subsidiary of Tyco International Ltd.  Mr. Snyder joined ADT in 1977 and served in various positions prior to 1997. Mr. Snyder was nominated to our Board of Directors for his extensive domestic and international management experience, and knowledge of associated industry practices and trends, and for his strategic growth management expertise.

Other Executive Officers:
Larry Dyne
Larry Dyne was appointed as our President in May 2009. He has been our employee since 1992, and was formerly Executive Vice President of Sales as well as vice president of product development and global sourcing, and vice president of trim sales. Through these positions, Mr. Dyne has established extensive and long-term relationships with the world’s top brands and clothing retailers. He was also formerly responsible for domestic production for all printing.

James E. Reeder
James E. Reeder joined us in May 2009 and was appointed Vice President, Corporate Controller. From January 2007 to September 2008, Mr. Reeder served as Chief Financial Officer at Sheffield Manufacturing, an aerospace parts manufacturer and at Data Exchange Corporation, an international provider of supply chain solutions. From January 2002 to October 2006, Mr. Reeder was Vice President Finance for Special Devices, Inc., a manufacturer of automotive safety devices and was previously Chief Financial Officer for Power Lift Corporation, a distributor of Caterpillar materials and equipment. Mr. Reeder also served in various senior financial roles at Avery Dennison Corporation for approximately fourteen years. Mr. Reeder has an MBA in Finance and Strategic Planning from the University of California at Berkeley and a B.S., Economics Summa Cum Laude from California State Polytechnic University, Pomona.

Board Composition and Director Elections

Pursuant to our Certificate of Designation, so long as the outstanding shares of Series B Preferred Stock represent 35% or more of our total outstanding voting shares, calculated on an as-converted basis into Common Stock:

●	the Board shall consist of not more than seven (7) members;
●	the holders of the outstanding shares of Series B Preferred Stock, voting together as a separate class, shall have the right to elect the Series B Directors; and

●	the holders of Common Stock together with holders of all other shares of our outstanding capital stock entitled to vote in the election of directors (other than the Series B Preferred Stock), voting together as a single class, shall have the right to elect the Common Stock Directors.

At least two of the Series B Directors must be and remain at all times while serving as a director, an independent director that qualifies for service on the audit committee of a corporation with securities listed on The NASDAQ Stock Market as provided in NASDAQ Marketplace Rule 5605(c)(2) (or any successor thereto).

The Common Stock Directors are elected by a plurality vote, with the elected candidates being the candidates receiving the greatest number of affirmative votes (with each holder of Common Stock entitled to cast one vote for or against each candidate with respect to each share of Common Stock held by such holder) of the outstanding shares of Common Stock, with votes cast against such candidates and votes withheld having no legal effect.  The Common Stock Directors may not be elected by written consent.  So long as holders of Series B Preferred Stock are entitled to elect the Series B Directors, the Series B Preferred Stock are not entitled to vote in the election of the Common Stock Directors.  The election of the Common Stock Directors will occur (i) at the annual meeting of holders of capital stock or (ii) at any special meeting of holders of capital stock if such meeting is called for the purpose of electing directors.

The Series B Directors are elected by a plurality vote, with the elected candidates being the candidates receiving the greatest number of affirmative votes (with each holder of Series B Preferred Stock entitled to cast one vote for or against each candidate with respect to each share of Series B Preferred Stock held by such holder) of the outstanding shares of Series B Preferred Stock, with votes cast against such candidates and votes withheld having no legal effect.  Alternatively, the Series B Directors may be elected without a meeting by the written consent of holders of a majority of the outstanding shares of Series B Preferred Stock.  The election of the Series B Directors will occur (i) at the annual meeting of holders of capital stock, (ii) at any special meeting of holders of capital stock if such meeting is called for the purpose of electing directors, (iii) at any special meeting of holders of Series B Preferred Stock called by holders of not less than a majority of the outstanding shares of Series B Preferred Stock, or (iv) by the written consent of holders of a majority of the outstanding shares of Series B Preferred Stock.

If at any time when the holders of Series B Preferred Stock have the right to elect Series B Directors, any Series B Director ceases to be a director for any reason, the vacancy may only be filled by the vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a separate class, in the manner and on the basis specified above or as otherwise provided by law.  If any Common Stock Director ceases to be a director for any reason, the vacancy may only be filled by the remaining Common Stock Directors, or by the stockholders entitled to elect the Common Stock Directors.

Once the outstanding shares of Series B Preferred Stock represent less than 35% of our total outstanding voting shares, calculated on an as-converted basis into Common Stock, then the entire Board will thereafter be elected by holders of our outstanding capital stock entitled to vote in the election of directors, voting together as a single class.

CVC, the holder of all of the Series B Shares, has designated Mark Hughes, Michael Snyder and David Ellis as Series B Directors, and the seats on the Board occupied by these directors will be voted upon by holders of Series B Preferred Stock.  Mark Dyne and Lonnie D. Schnell constitute the Common Stock Directors, and the seats on the Board occupied by these directors will be voted upon by holders of Common Stock.

Board Meetings, Board Committees and Director Independence

Effective upon the closing of the Recapitalization Agreement on July 30, 2010, we eliminated our Board committees, and presently do not have a separately designated audit, compensation, nominating or governance committee of the Board of Directors.  The functions customarily delegated to these committees are now performed by our full Board of Directors.

We are not a “listed company” under SEC rules and are therefore not required to have separate committees comprised of independent directors.  We have, however, determined that as of April 25, 2011, each of Michael Francis Snyder and David Ellis is “independent” as that term is defined in Section 5605 of the NASDAQ Marketplace Rules applicable to companies listed on The NASDAQ Stock Market.

The Board of Directors held seven general meetings during 2010.  Each director serving at that time attended at least 75% of all the meetings of the Board of Directors and those committees on which he or she served in 2010.  While we have not established a policy with respect to members of the Board of Directors attending annual meetings, each director is encouraged to attend the annual meeting of stockholders.  One director was present at the 2010 annual meeting of stockholders.

Prior to the closing of the Recapitalization Agreement on July 30, 2010, the Board of Directors maintained standing audit, compensation, nominating and governance committees, each of which is described below:

Audit Committee.  We established a separately designated standing audit committee in accordance with Section 3(a)(58)(A) of the Exchange Act.  The roles and responsibilities of the audit committee were set forth in a written charter adopted by the Board of Directors and approved by the audit committee, a copy of which was filed as an Appendix to the proxy statement for our 2007 annual meeting of stockholders.  The audit committee was responsible for the engagement of the independent registered public accounting firm, reviewed the scope of the audit to be conducted by the independent registered public accounting firm and met quarterly with the independent registered public accounting firm and our Chief Financial Officer to review matters relating to our financial statements, accounting principles and system of internal accounting controls.  The audit committee reported its recommendations as to the approval of our financial statements to the Board of Directors.  Because the Common Stock was quoted on the OTC Bulletin Board, we were not subject to the listing requirements of any securities exchange regarding the independence of our directors.  However, all audit committee members were independent directors as defined in the listing standards of The NASDAQ Stock Market.  The Audit Committee held one meeting during 2010.

The Audit Committee previously consisted of Messrs. Joseph Miller, Raymond Musci and William Sweedler.  Mr. Sweedler resigned as a director on March 15, 2010, following which Messrs. Miller and Musci were the only members of the audit committee until it was eliminated on July 30, 2010.

Compensation Committee.  The compensation committee was responsible for considering and making recommendations to the Board of Directors regarding executive compensation and was responsible for administering our stock option plan and executive incentive compensation.  The Board had not adopted a formal written charter for the compensation committee.  The compensation committee consisted of Brent Cohen, Raymond Musci and William Sweedler during 2010.  Mr. Sweedler resigned as a director on March 15, 2010, following which Messrs. Cohen and Musci were the only members of the compensation committee until it was eliminated on July 30, 2010.  The compensation committee held one meeting during 2010.

Nominating Committee. The nominating committee was responsible for considering and approving nominations for candidates for director, including determining the appropriate qualifications and experience required of such candidates, and related matters.  The nominating committee operated pursuant to a written charter adopted by the Board of Directors and approved by the committee, a copy of which was filed as an Appendix to the proxy statement for our 2007 annual meeting of stockholders.  The nominating committee consisted of Messrs. Brent Cohen, Joseph Miller and Raymond Musci during 2010 until the committee was eliminated on July 30, 2010.  All members of the nominating committee were independent directors as defined in the listing standards of The NASDAQ Stock Market.  The nominating committee did not hold any meetings during 2010.

Governance Committee. The governance committee’s primary purpose was to review and make recommendations regarding the functioning of the Board of Directors as an entity, recommend corporate governance principles applicable to us and assist the Board of Directors in its reviews of the performance of the Board of Directors and each committee.  Messrs. Mark Dyne and Brent Cohen served on the governance committee during 2010 until the committee was eliminated on July 30, 2010.  The governance committee did not meet during 2010.

Common Stock Director Nominations

Pursuant to our Stockholders Agreement, a committee of our Board of Directors comprised solely of directors then serving on the Board who were not elected or appointed by holders of Series B Preferred Stock (i.e., the Common Stock Directors), acting by majority vote, shall have the right to designate all of the Board’s nominees for director to be elected by holders of the Common Stock.  Mark Dyne and Lonnie D. Schnell currently are the Common Stock Directors, and therefore responsible for considering and approving nominations for candidates for Common Stock Director, including determining the appropriate qualifications and experience required of such candidates, and related matters.

In carrying out their function to nominate candidates for election to the Board of Directors, the directors will consider the mix of skills, experience, character, commitment and diversity of background of the Board of Directors at the time of such nominations.  The directors believe that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate’s chosen field.  Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board of Directors, and not have other personal or professional commitments that would, in the directors’ judgment, interfere with or limit such candidate’s ability to do so.  The directors have no stated specific, minimum qualifications that must be met by a candidate for a position on our Board of Directors.

The directors’ methods for identifying candidates for election to the Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources-members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. The committee may also from time to time retain one or more third-party search firms to identify suitable candidates.

A Talon common stockholder may nominate one or more persons for election as a Common Stock Director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws.  In addition, the notice must be made in writing and include (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) directorships currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

Series B Preferred Stock Director Nominations

Pursuant to our Certificate of Designation, so long as the outstanding shares of Series B Preferred Stock represent 35% or more of our total outstanding voting shares, calculated on an as-converted basis into Common Stock, the holders of the outstanding shares of Series B Preferred Stock, voting together as a separate class, shall have the right to elect the Series B Directors.

Board Leadership Structure and Role in Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the different responsibilities fulfilled by the Chief Executive Officer and the Chairman of the Board at Talon.  The Chief Executive Officer is responsible for setting our strategic direction and for our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors.

The Board is led by the Chairman, Mark Dyne, who became our director in 1997.  The benefits of Mr. Dyne’s leadership of the Board stem both from his long-standing relationship and involvement with us, which provides a unique understanding of our culture and business, as well as his on-going role as the Board’s primary contact with our senior management team, which ensures that a constant flow of Company-related information is available. This flow of communication enables Mr. Dyne to identify issues, proposals, strategies and other considerations for future Board discussions and to assume the lead in many of the resulting discussions during Board meetings. Our Board of Directors has responsibility for the oversight of risk management. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the Board of Directors in setting our business strategy is a key part of its assessment of risk management and the determination of what constitutes our appropriate level of risk. The Board regularly discusses with management our major risk exposures, their potential impact on us and the steps taken to manage these risks.  In addition, the Board may retain, on such terms as determined by the Board, in its sole discretion, independent legal, financial and other consultants and advisors to advise and assist the Board in fulfilling its oversight responsibilities.

Compensation of Directors and Officers

The compensation committee of the Board was responsible for determining the compensation to be paid to our officers and directors, with recommendations from management as to the amount and/or form of such compensation.  With the elimination of the compensation committee on July 30, 2010, the full Board of Directors now performs this function.  While our Board may utilize the services of consultants in determining or recommending the amount or form of executive and director compensation, we do not at this time employ consultants for this purpose, and the compensation committee of the Board did not employ consultants at any time during 2010.

Stockholder Communications with the Board of Directors

The Board of Directors has adopted three methods by which our stockholders may communicate with the Board of Directors regarding matters of substantial importance to us. These methods are as follows:

Procedures for Submission of Communications Regarding Audit and Accounting Matters.  Pursuant to the duties and responsibilities previously delegated to the audit committee of the Board of Directors in its audit committee charter, our Board of Directors adopted procedures for (i) the receipt, retention, and treatment of communications received by us regarding accounting, internal accounting controls, or auditing matters; and (ii) the submission by our employees, on a confidential and anonymous basis, of communications regarding questionable accounting or auditing matters. These functions previously assigned to the audit committee are now performed by the full Board of Directors.  These procedures allow any person to submit a good faith communication regarding these various audit, internal accounting control and accounting matters to the Board of Directors, or to our management, and any employee to do so on a confidential and anonymous basis, without fear of dismissal or retaliation of any kind.  The “Complaint Procedures for Accounting and Auditing Matters” can be found on the our website at www.talonzippers.com.

Code of Ethical Conduct.  Our Code of Ethical Conduct identifies a mailing address of the Board of Directors. This allows individuals to contact Board of Directors members in connection with matters concerning the code and our overall ethical values and standards.

Investor Relations. Our investor relations manager, Rayna Hernandez, coordinates the response to all of our investor relations matters. Stockholders are free to contact Ms. Hernandez at info@talonzippers.com, or our Investor Relations Department, at 818-444-4100.  Ms. Hernandez determines whether inquiries or other communications with respect to investor relations should be relayed to the Board of Directors or to management.  Typical communications relayed to the Board of Directors or management involve stockholder proposal matters, audit and accounting matters addressed in the section titled “Procedures for Submission of Communications Regarding Audit and Accounting Matters” above, and matters related to our code of ethical conduct addressed in the section titled “Code of Ethical Conduct” above.

COMPENSATION DISCUSSION AND ANALYSIS

The compensation committee of the Board was previously responsible for determining the compensation to be paid to our officers and directors, with recommendations from management as to the amount and/or form of such compensation.  With the elimination of the compensation committee on July 30, 2010, the full Board of Directors now performs this function.  While our Board may utilize the services of consultants in determining or recommending the amount or form of executive and director compensation, we do not at this time employ consultants for this purpose, and the compensation committee of the Board did not employ consultants at any time during 2010.

Our executive compensation program is administered by the Board of Directors.  The Board of Directors is responsible for, among other functions: (1) reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives; (2) administering our incentive-compensation and equity based plans; and (3)  negotiating, reviewing and recommending the annual salary, bonus, stock options and other benefits, direct and indirect, of the Chief Executive Officer,  and other current and former executive officers.  The Board of Directors also has the authority to select and/or retain outside counsel, compensation and benefits consultants, or any other consultants to provide independent advice and assistance in connection with the execution of its responsibilities.

Our named executive officers for 2010 were as follows:

●	Lonnie D. Schnell, Chief Executive Officer & Chief Financial Officer;
●	Larry Dyne, President; and

●	James E. Reeder, Vice President, Corporate Controller.

Compensation Philosophy

Our executive compensation program is designed to drive company performance to maximize stockholder value while meeting our needs and the needs of our employees.  The specific objectives of our executive compensation program include the following:

●	Alignment – to align the interests of executives and stockholders through equity-based compensation awards;

●	Retention – to attract, retain and motivate highly qualified, high performing executives to lead our continued growth and success; and

●	Performance – to provide rewards commensurate with performance by emphasizing variable compensation that is dependent upon the executive’s achievements and company performance.

In order to achieve these specific objectives, our executive compensation program is guided by the following core principles:

●	Rewards under incentive plans are based upon our short-term and longer-term financial results and increasing stockholder value;

●	Senior executive pay is set at sufficiently competitive levels to attract, retain and motivate highly talented individuals who are necessary for us to achieve our goals, objectives and overall financial success;

●	Compensation of an executive is based on such individual’s role, responsibilities, performance and experience, taking into account the desired pay relationships within the executive team; and

●	Our executive compensation program places a strong emphasis on performance-based variable pay to ensure a high pay-for-performance culture. Annual performance of our company and the executive are taken into account in determining annual bonuses that ensures a high pay-for-performance culture.

Compensation Elements

We compensate senior executives through a variety of components, including base salary, annual incentives, equity incentives and benefits and perquisites, in order to provide our employees with a competitive overall compensation package.  The mix and value of these components are impacted by a variety of factors, such as responsibility level, individual negotiations and performance and market practice.  The purpose and key characteristics for each component are described below.

Base Salary

Base salary provides executives with a steady income stream and is based upon the executive’s level of responsibility, experience, individual performance and contributions to our overall success. Competitive base salaries, in conjunction with other pay components, enable us to attract and retain highly talented executives.  The Board of Directors typically sets base salaries for our senior executives at market levels. However, base salaries will vary in practice based upon an individual’s performance, individual experience and negotiations and for changes in job responsibilities.

Management Incentive Bonuses

Management incentive bonuses are a variable performance-based component of compensation.  The primary objective of an annual incentive bonus is to reward executives for achieving corporate and individual goals and to align a meaningful portion of total pay opportunities for executives and other key employees to the attainment of our company’s performance goals. These awards are also used as a means to recognize the contribution of our executive officers to overall financial, operational and strategic success.

Equity Incentives

Equity incentives are intended to align senior executive and stockholder interests by linking a meaningful portion of executive pay to long-term stockholder value creation and financial success over a multi-year period.  Equity incentives are also provided to our executives to attract and enhance the retention of executives and other key employees and to facilitate stock ownership by our senior executives. The Board of Directors also considers individual and company performance when determining long-term incentive opportunities.

Health & Welfare and 401-K Benefits

The named executive officers participate in a variety of retirement, health and welfare and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace.  Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

Severance and Change of Control Arrangements

We do not have a formal plan for severance or separation pay for our employees, but we typically include a severance provision in the employment agreements of our executive officers that is triggered in the event of involuntary termination without cause or in the event of a change in control.

In order to preserve the morale and productivity and encourage retention of our key executives in the face of the disruptive impact of an actual or rumored change in control, we provide a bridge to future employment in the event that an executive’s job is eliminated as a consequence of a change in control.  This provision is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents without undue concern over whether the transactions may jeopardize the executive’s own employment.  Our employment agreements with our current named executive officers provide a lump sum payment and benefits continuation as a result of an involuntary termination without cause or for good reason following a change in control, plus accelerated vesting of stock or option awards.

Other Benefits

In order to attract and retain highly qualified executives, we provide some of our named executive officers, with automobile allowances that we believe are consistent with current market practices. Our executives also may participate in a 401(k) plan under which we match contributions for all employees up to 100% of an employee’s contributions to a maximum of $1,000 and subject to any limitations imposed by ERISA.

Other Factors Affecting Compensation

We consider the accounting implications of all aspects of our executive compensation program.  Our executive compensation program is designed to achieve the most favorable accounting (and tax) treatment possible as long as doing so does not conflict with the intended plan design or program objectives.

Process for Setting Executive Compensation

When making pay determinations for named executive officers, the Board of Directors considers a variety of factors including, among others: (1) actual company performance as compared to pre-established goals, (2) overall company performance and size relative to industry peers, (3) individual executive performance and expected contribution to our future success, (4) changes in economic conditions and the external marketplace and (5) in the case of named executive officers, other than Chief Executive Officer, the recommendation of our Chief Executive Officer.  Ultimately, the Board of Directors uses its judgment when determining how much to pay our executive officers.  The Board of Directors evaluates each named executive officer’s performance during the year against established goals, leadership qualities, business responsibilities, current compensation arrangements and long-term potential to enhance stockholder value.  The opinions of outside consultants are also taken into consideration in deciding what salary, bonus, long-term incentives and other benefits and severance to give each executive in order to meet our objectives stated above. The Board of Directors considers compensation information from data gathered from annual reports and proxy statements from companies that the Board of Directors generally considers comparable to us; compensation of other company employees for internal pay equity purposes; and levels of other executive compensation plans from compensation surveys.

The Board of Directors sets the pay for the named executive officers and other executives, by element and in the aggregate, at levels that it believes are competitive and necessary to attract and retain talented executives capable of achieving our long-term objectives.

Factors Considered

In administering the compensation program for senior executives, including named executive officers, the Board of Directors considers the following:

●	Cash versus non-cash compensation. The pay elements are cash-based except for the long-term incentive program, which may be cash-based, equity-based, or a combination. In 2010, the long-term incentive program included significant grants or restricted stock units to our Chief Executive Officer and to our President, which grants were made in connection with the recapitalization transaction that closed in July 2010;

●	Prior year’s compensation. The Board of Directors considers the prior year’s bonuses and long-term incentive awards when approving bonus payouts or equity grants;

●	Adjustments to Compensation. On an annual basis, and in connection with setting executive compensation packages, the Board of Directors reviews our operating income growth, earnings before interest and taxes growth, earnings per share growth, cash flow growth, operating margin, revenue growth and total shareholder return performance. In addition, the Board of Directors considers peer group pay practices, emerging market trends and other factors. No specific weighing is assigned to these factors nor are particular targets set for any particular factor. Total compensation from year to year can vary significantly based on our and the individual executive’s performance; and

●	Application of discretion. It is our policy and practice to use discretion in determining the appropriate compensation levels considering performance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, as to each person serving as Chief Executive Officer and Chief Financial Officer during 2010 and the two most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer at the end of the 2010 whose compensation exceeded $100,000 (referred to as “named executive officers”), information concerning all compensation earned for services to us in all capacities for 2010.

Name and Principal Position	Year	Salary	Bonus (5)	Option Awards (3)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (6)	Total
Lonnie D. Schnell (1)
Chief Executive Officer	2010	$324,615	$-	$-	$1,143,344	$162,500	$31,668	$1,662,127
and Chief Financial	2009	310,573	-	51,418	-	94,000	25,643	481,634
Officer	2008	275,000	-	140,806	-	35,000	25,116	475,922
Larry Dyne (2)
President	2010	299,615	-	-	1,120,540	150,000	19,393	1,589,548
	2009	284,612	-	37,462	-	71,000	16,345	409,419
Executive Vice President, Sales	2008	250,000	-	109,516	-	40,000	19,682	419,198
James E. Reeder
Vice President,	2010	171,539	45,000	-	-	-	15,868	232,407
Corporate Controller	2009	100,439	-	18,920	-	22,500	6,512	148,371
[

(1)	Mr. Schnell was appointed Chief Executive Officer effective February 4, 2008 and previously served as Chief Financial Officer.

(2)	Mr. Dyne was appointed President effective May 1, 2009 and previously served as Executive Vice President, Sales.

(3)
The amounts in this column represent the aggregate grant date fair value computed in accordance with ASC 718 with respect to option awards or stock awards granted in the applicable year.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information on the valuation assumptions with respect to these grants, refer to Note 6 of our accompanying Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2010. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.

(4)
Non-equity incentive plan compensation for 2010 consists of awards from the EBITDA Bonus Plan, a cash incentive plan, which was established pursuant to our employment agreements with Mr. Schnell and Mr. Dyne signed on July 30, 2010. Non-equity incentive plan compensation for 2008 and 2009 consists of awards to Mr. Schnell, Mr. Dyne, and Mr. Reeder under the Management Incentive Plan, a cash incentive plan, which was established pursuant to our 2008 employment agreements with Mr. Schnell and Mr. Dyne for these and other executives. Incentives are reported in the year earned.

As described further below, options were granted in 2009 to Mr. Schnell and Mr. Dyne and a promissory note was issued to Mr. Schnell in satisfaction of bonus amounts to which such executives were entitled for fiscal 2008 in accordance with Management Incentive Plan, comprising $53,230 and $40,000 in bonus amounts for Mr. Schnell and Mr. Dyne, respectively, previously reported as 2008 non-equity incentive plan compensation to these executives in our 2008 Annual Report on Form 10-K.

(5)	Bonus compensation includes discretionary cash incentives awarded to key executives not participating in the 2010 EBITDA Bonus plan.

(6)	All other compensation consists of the following (amounts in dollars):

	Mr. Lonnie D. Schnell			Mr. Larry Dyne			Mr. James E. Reeder
	2010	2009	2008	2010	2009	2008	2010	2009

Health & medical insurance (a)	$21,397	$17,802	$13,793	$11,588	$9,938	$9,429	$14,567	$5,362

Life & disability insurance (b)	301	301	323	4,025	4,000	4,078	301	150

401k contribution (c)	1,000	-	-	1,000	-	-	1,000	1,000

Automobile allowances	8,970	7,540	11,000	2,780	2,407	6,175	-	-

Total	$31,668	$25,643	$25,116	$19,393	$16,345	$19,682	$15,868	$6,512

(a)	Includes payments of medical premiums.
(b)	Includes executive and group term life and disability insurance.
(c)	Represents our contribution to 401k programs.

Executive Compensation

The 2010 compensation for Lonnie Schnell, our Chief Executive Officer, was in accordance with our employment agreements with him. The terms and conditions established in this agreement were the result of our consideration of our current operating performance levels, 2008 and 2009 operating performance, comparative industry compensation levels and negotiations with Mr. Schnell. The base compensation was evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of our long-term objectives and for adding shareholder value.  Accordingly, the base compensation was established near minimum industry levels for the same role in comparable companies, and he was granted a restricted stock unit award (“RSU Award”) for 5,778,500 shares of our common stock.  The RSU Award will vest 50% on a date which is 13 months following the grant date, and 10% on each date which is 18, 24, 30, 36 and 42 months following the grant date, subject to partial acceleration of vesting as part of the executives’ severance benefits and full acceleration of vesting upon a change in control of our Company, as defined in the RSU Award agreement, and subject to non-revocable deferral elections provided by Mr. Schnell one year or more before each vesting date. In addition to the long-term equity incentive, Mr. Schnell was entitled to receive an annual cash bonus in an amount equal to a percentage of his base salary upon Talon achieving actual adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) within a range, starting at 80%, of target adjusted EBITDA.  Mr. Schnell was entitled to an auto allowance of $1,000 per month, and reimbursement of up to $10,000 for legal fees incurred in connection with the negotiation of his employment agreement. The EBITDA bonus award is shown in the table above as non-equity incentive plan compensation.

In 2008 and 2009, a cash incentive, referred to as the Management Incentive Program (“MIP”), was established as provided in Mr. Schnell’s employment agreement setting aside 12% of our EBITDA, and selected expenses associated with non-operating charges, for annual bonus awards to him and the other senior executives.  The MIP fund awards are shown in the table above as non-equity incentive plan compensation.

In 2009, Mr. Schnell was awarded (a) a 10-year non-qualified stock option to purchase 700,000 shares of common stock, which option was immediately vested and has an exercise price of $0.09 per share, and (b) a promissory note in the principal sum of $35,000, which note bears interest at the rate of 6.0% per annum accruing from April 16, 2009 and matures on the earlier of December 31, 2011 and a date that is ten business days following the date Mr. Schnell’s employment with us terminates for any reason.  The 2008 annual incentive bonuses awarded to Mr. Schnell in the form of options and a promissory note were paid in satisfaction of all bonus amounts to which he was entitled for fiscal 2008 in accordance with his employment agreement, including $53,230 in bonus payments for Mr. Schnell previously reported as 2008 non-equity incentive plan compensation our 2008 Annual Report on Form 10-K.

In 2008, a long-term equity option of 900,000 shares of common stock, representing approximately 4.4% of our outstanding shares at the time, was granted to Mr. Schnell as an inducement to maximum performance achievements and increased shareholder values. The option grant was established to vest monthly over a three-year term, after a minimum initial term of twelve months, to coincide with the objectives of our strategic plan. All of those options were fully vested as of July 30, 2010 upon a change in control of our Company.

The 2010 compensation for Larry Dyne, our President was in accordance with our employment agreements with him. The terms and conditions established in this agreement were the result of our consideration of our current operating performance levels, 2009 and 2008 operating performance, comparative industry compensation levels and negotiations with Mr. Dyne.   The base compensation was evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of our long-term objectives and for adding shareholder value.  Accordingly, the base compensation was established near minimum industry levels for the same role in comparable companies, and he was granted a RSU Award for 5,778,500 shares of our common stock.  The RSU Award will vest 50% on a date which is 13 months following the grant date, and 10% on each date which is 18, 24, 30, 36 and 42 months following the grant date, subject to partial acceleration of vesting as part of the executives’ severance benefits and full acceleration of vesting upon a change in control of our Company, as defined in the RSU Award agreement, and subject to non-revocable deferral elections provided by Mr. Dyne one year or more before each vesting date. In addition Mr. Dyne’s employment agreement provided that he would be entitled to receive an annual cash bonus in an amount equal to a percentage of his base salary upon Talon achieving actual adjusted EBITDA within a range, starting at 80%, of target adjusted EBITDA.  Mr. Dyne was entitled to an auto allowance of $950 per month, and reimbursement of up to $10,000 for legal fees incurred in connection with the negotiation of his employment agreement. The EBITDA bonus award is shown in the table above as non-equity incentive plan compensation.

During 2008 and 2009, Mr. Dyne was eligible to participate in the MIP annual cash incentive plan.

In 2009, Mr. Dyne was awarded a 10-year non-qualified stock option to purchase 510,000 shares of our common stock, which option was immediately vested and has an exercise price of $0.09 per share.  The 2008 annual incentive bonuses awarded to Mr. Dyne in the form of this option grant were paid in satisfaction of all bonus amounts to which he was entitled for fiscal 2008 in accordance with his employment agreement, including $40,000 in bonus payments for Mr. Dyne previously reported as 2008 non-equity incentive plan compensation in our 2008 Annual Report on Form 10-K.

In 2008, a long-term equity option of 700,000 shares of common stock, representing approximately 3.4% of our outstanding shares at the time, was granted to Mr. Dyne as an inducement to maximum performance achievements and increased shareholder values. The option grant was established to vest monthly over a three-year term, after a minimum initial term of twelve months, to coincide with the objectives of our strategic plan. All of those options were fully vested as of July 30, 2010 upon a change in control of our Company.

The 2010 compensation for James E. Reeder, our Vice President, Corporate Controller was in accordance with our at-will employment agreement with him.  The terms and conditions established in this agreement were the result of our consideration of our operating performance levels, compensation levels for our previous corporate controller, comparative industry compensation levels and negotiations with Mr. Reeder.   The base compensation was evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of our long-term objectives and for adding shareholder value.  Accordingly, the base compensation was established near minimum industry levels for the same role in comparable companies. Cash bonus is a discretionary bonus award based on performance.

In 2009, a long-term equity option of 200,000 shares of common stock was granted to Mr. Reeder as an inducement to maximum performance achievements and increased shareholder values. The option grant was established to vest monthly over a four-year term, after a minimum initial term of twelve months, to coincide with the objectives of our strategic plan. Mr. Reeder was a participant in the Management Incentive Plan for 2009.  During the first year of employment, a bonus of not less than $20,000 was guaranteed in the employment agreement.

Grants of Plan-Based Awards in Fiscal 2010

The following table provides information about equity-awards granted to each named executive officer in 2010.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Lonnie D. Schnell	7/30/10	5,778,500	$1,143,344
Larry Dyne	7/30/10	5,778,500	$1,120,540

(1)	Upon entering into employment agreements on July 30, 2010, each of Messrs. Schnell and Dyne were granted a restricted stock unit award, for 5,778,500 shares of our common stock. Each RSU Award vests 50% on a date which is 13 months following the grant date, and 10% on each date which is 18, 24, 30, 36 and 42 months following the grant date, subject to partial acceleration of vesting as part of the executives’ severance benefits and full acceleration of vesting upon a change in control of our Company, as defined in the RSU Award agreement. On August 30, 2010, Mr. Schnell and Mr. Dyne elected to defer the conversion to common stock of some of the RSUs that vest on August 30, 2011. No later than August 30, 2011, Mr. Schnell and Mr. Dyne must provide their election of one of two deferral schedules concluding July 30, 2014.

(2)	The grant date fair value is generally the amount we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures.

 Outstanding Equity Awards at Fiscal Year 2010

The following table provides information with respect to outstanding stock options and stock awards held by each of the named executive officers as of December 31, 2010:

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options					Number of Shares or Units of Stock	MarketValue of Shares or Units of Stock
Name	Grant Date	(#) Exercisable	(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	That Have Not Vested (#)(2)	That Have Not Vested ($)(3)
Lonnie D. Schnell	6/25/08	900,000	-		$0.20	6/24/18
	8/6/09	700,000	-		$0.09	8/6/19
	7/30/10						5,778,500	635,635

Larry Dyne	6/25/08	700,000	-		$0.20	6/24/18
	8/6/09	510,000	-		$0.09	8/6/19
	7/30/10						5,778,500	635,635

James E. Reeder	6/1/09	75,000	125,000	(1)	$0.11	6/1/19

(1)	These options shall become exercisable with respect to 25% of the total options shares at the end of one year from the date of the grant and the remaining shares shall become exercisable in 36 monthly installments equal to 1/48th of the Option shares on the last day of each calendar month thereafter until fully exercisable

(2)	Each RSU Award vests 50% on a date which is 13 months following the grant date, and 10% on each date which is 18, 24, 30, 36 and 42 months following the grant date, subject to partial acceleration of vesting as part of the executives’ severance benefits and full acceleration of vesting upon a change in control of our Company, as defined in the RSU Award agreement. On August 30, 2010 Mr. Schnell and Mr. Dyne elected to defer the conversion to common stock of some of the RSUs that vest on August 30, 2011. No later than August 30, 2011, Mr. Schnell and Mr. Dyne must provide their election of one of two deferral schedules concluding July 30, 2014.

(3)	Based on the closing price of the Common Stock on December 31, 2010 of $0.11, as reported by the OTC Bulletin Board

Employment Agreements, Termination of Employment and Change of Control Arrangements

Employment Agreements

We have entered into the following employment agreements with Lonnie D. Schnell and Larry Dyne.  Mr. Reeder does not have an employment agreement.

Lonnie D. Schnell, Chief Executive Officer and Chief Financial Officer.  In connection with the Recapitalization Agreement, on July 30, 2010, we entered into an Executive Employment Agreement with Mr. Schnell, which replaced his June 18, 2008 employment agreement.  Mr. Schnell’s new employment agreement provides that he will continue to serve as our Chief Executive Officer.  The employment agreement has a term continuing though December 31, 2013, which term may be extended to December 31, 2014.  Pursuant to this agreement, Mr. Schnell received an annual base salary of $325,000 for the period starting on July 30, 2010 through December 31, 2010.  Starting on January 1, 2011 through the remainder of the term of this agreement, Mr. Schnell’s annual base salary will be $350,000.  Such base salary may be increased, but not decreased, at the discretion of the Board.  Mr. Schnell will be entitled to receive an annual cash bonus in an amount equal to a percentage of his base salary upon Talon achieving actual adjusted EBITDA within a range, starting at 80%, of target adjusted EBITDA.  Mr. Schnell is entitled to an auto allowance of $1,000 per month, and reimbursement of up to $10,000 for legal fees incurred in connection with the negotiation of his employment agreement.

In the event that prior to the end of the term, Mr. Schnell’s employment is terminated by us “without cause” (as defined in the agreement), by Mr. Schnell for “good reason” (as defined in the agreement) or due to Mr. Schnell’s death or disability, then conditional upon his execution of a release of claims, Mr. Schnell or his estate will be entitled to receive, in addition to all accrued salary, (i) severance payments equal to 18 months of Mr. Schnell’s base salary, (ii) if the termination occurs prior to August 30, 2011, then 50% of his RSU Award will vest as of the date of termination, (iii) all options issued to Mr. Schnell shall remain outstanding for 18 months following termination, and (iv) continued medical coverage for Mr. Schnell and his dependents for 18 months following termination.

Larry Dyne, President. In connection with the Recapitalization Agreement, on July 30, 2010, we entered into an Executive Employment Agreement with Mr. Dyne, which replaced his June 18, 2008 employment agreement.  Mr. Dyne’s new employment agreement provides that he will continue to serve as our President.  The employment agreement has a term continuing though December 31, 2013, which term may be extended to December 31, 2014.  Pursuant to this agreement, Mr. Dyne received an annual base salary of $300,000 for the period starting on July 30, 2010 through December 31, 2010.  Starting on January 1, 2011 through the remainder of the term of this agreement, Mr. Dyne’s annual base salary will be $325,000.  Such base salary may be increased, but not decreased, at the discretion of the Board. Mr. Dyne will be entitled to receive an annual cash bonus in an amount equal to a percentage of his base salary upon Talon achieving actual adjusted EBITDA within a range, starting at 80%, of target adjusted EBITDA.  Mr. Dyne is entitled to an auto allowance of $950 per month, and reimbursement of up to $10,000 for legal fees incurred in connection with the negotiation of his employment agreement.

In the event that prior to the end of the term, Mr. Dyne’s employment is terminated by us “without cause” (as defined in the agreement), by Mr. Dyne for “good reason” (as defined in the agreement) or due to Mr. Dyne’s death or disability, then conditional upon his execution of a release of claims, Mr. Dyne or his estate will be entitled to receive, in addition to all accrued salary, (i) severance payments equal to 18 months of Mr. Dyne’s base salary, (ii) if the termination occurs prior to August 30, 2011, then 50% of his RSU Award will vest as of the date of termination, (iii) all options issued to Mr. Dyne shall remain outstanding for 18 months following termination, and (iv) continued medical coverage for Mr. Dyne and his dependents for 18 months following termination.

Potential Severance Payments

Under the Executive Employment Agreements with Messrs. Schnell and Dyne entered into on July 30, 2010 in connection with the Recapitalization Agreement, Messrs. Schnell and Dyne will be entitled to receive severance benefits in the event that the executive’s employment is terminated due to executive’s death or disability, by us without “cause” or by the executive for “good reason.”  The following table sets forth severance payments and benefits that we would have been obligated to pay to Messrs. Schnell and Dyne assuming a triggering event had occurred under each of their respective July 2010 employment agreements as of December 31, 2010 as follows:

Name	Cash Severance Payment ($)(1)	Non- Equity Incentive ($)	Continuation of Health Benefits ($)	Value of Acceleration of Vesting of Equity Awards ($)(2)	Total Severance Benefits ($)
Lonnie D. Schnell	545,144	162,500	31,010	317,818	1,056,472
Larry Dyne	495,698	150,000	16,092	317,818	979,608

(1)
Includes (a) earned and unpaid base salary through the date of termination, (b) accrued but unpaid vacation and (c) severance payments equal to 18 months of base salary and payable in a lump sum or periodic payments as provided in the executive’s employment agreement and (d) car allowance payments due at the first day of the month during the severance period (18 months) as provided in the executive’s employment agreement.

(2)
Based on the closing price of the Common Stock on December 31, 2010 of $0.11, as reported by the OTC Bulletin Board. As provided in the executive’s employment agreement, 50% of the RSU Award will vest as of the date of termination.

Potential Change in Control Payments

Each RSU Award to Messrs. Schnell and Dyne will vest 100% upon a change in control of our Company, as defined in the RSU Award agreement. The following table sets forth the change in control benefits that we would have been obligated to pay to our named executive officers assuming a change of control had occurred as of December 31, 2010.

Name	Value of Acceleration of Vesting of Equity Awards ($)(1)
Lonnie D. Schnell	635,635
Larry Dyne	635,635

(1)	Based on the closing price of the Common Stock on December 31, 2010 of $0.11, as reported by the OTC Bulletin Board.

Director Compensation

The general policy of the Board of Directors is that compensation for independent directors should be a mix of cash and equity-based compensation.  We do not pay management directors for Board service in addition to their regular employee compensation.  The full Board of Directors has the primary responsibility for reviewing and considering any revisions to director compensation.

The following table details the total compensation earned by our non-employee directors in 2010.

Name	Fees Earned or Paid in Cash
Mark Dyne (1)	$29,500
David Ellis	-
Mark J. Hughes	-
Michael Francis Snyder	-
Colin Dyne (2)	-
Brent Cohen (2)	15,583
Joseph Miller (2)	18,083
Raymond Musci (2)	21,500
William Sweedler (3)	-

Total	$84,666

(1)	As of December 31, 2010, Mr. Mark Dyne held options to purchase a total of 265,000 shares.

(2)	Mr. Colin Dyne, Mr. Brent Cohen, Mr. Joseph Miller and Mr. Raymond Musci resigned from their position as board members on July 30, 2010.

(3)	Mr. William Sweedler resigned from his position as board member on March 15, 2010.

Our policy prior to the Recapitalization Agreement as July 30, 2010 was to pay non-employee directors $1,500 for their personal attendance at any meeting of the Board of Directors, $1,000 for their personal attendance at any committee meeting, and $500 for attendance at any telephonic meeting of the Board of Directors or of a committee of the Board of Directors.  We also paid non-employee directors an annual retainer of $20,000 for Board service and an additional retainer of $5,000 for service on each committee. The Chairman of the Board received an annual retainer of $25,000 for Board service.  We also reimbursed directors for their reasonable travel expenses incurred in attending board or committee meetings and pay non-employee directors a per diem for board services.

Our current policy, effective January 1, 2011, is to pay non-employee directors $1,000 for their personal attendance at any meeting of the Board of Directors and $500 for attendance at any telephonic meeting of the Board of Directors.  We will also pay non-employee directors an annual retainer of $10,000 for Board service.  The Chairman of the Board will receive an annual retainer of $15,000 for Board service.  There will be no individual Board Committees.  The Board of Directors will handle all audit, compensation and nominating committee matters.  We will also reimburse directors for their reasonable travel expenses incurred in attending board meetings

In addition, our current policy is to annually grant to each non-employee director an option to purchase 100,000 shares of our common stock, which will vest in 12 equal monthly installments. On January 13, 2011, we issued 100,000 options to each of the Messrs. Mark Dyne, David Ellis, Mark J. Hughes and Michael Francis Snyder, which become exercisable in 12 equal monthly installments, and will be fully vested one year from the date of grant.

In November 2009, we entered into an agreement to pay a commission to an affiliate of Colin Dyne equal to 7% of collected revenues associated with the sales of products to selected retail brands, with 2% of the 7% earned applied to the note receivable balance with Colin Dyne.  For the year ended December 31, 2010 commissions of $92,888 were paid in cash and $27,057 were applied to the note receivable balance.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2010 regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	5,147,100	$0.35	2,650,000
Equity compensation plans not approved by security holders	11,557,000	$-	-

Equity compensation plans not approved by security holders consist of restricted stock units awarded to certain executives in 2010.  Upon entering into employment agreements on July 30, 2010, each of Lonnie Schnell and Larry Dyne were granted a restricted stock unit award for 5,778,500 shares of our common stock.  Each RSU Award vests 50% on a date which is 13 months following the grant date, and 10% on each date which is 18, 24, 30, 36 and 42 months following the grant date, subject to partial acceleration of vesting as part of the executives’ severance benefits and full acceleration of vesting upon a change in control of our Company, as defined in the RSU Award agreement.

Each of the above plans provides that the number of shares with respect to which options and warrants may be granted, and the number of shares of common stock subject to an outstanding option or warrant, shall be proportionately adjusted in the event of a subdivision or consolidation of shares or the payment of a stock dividend on common stock.

TRANSACTIONS WITH RELATED PERSONS

Review and Approval of Related Party Transactions

We have adopted a policy that requires Board of Directors approval of transactions with related persons as defined by SEC regulations, including any sales or purchase transaction, asset exchange transaction, operating agreement, or advance or receivable transaction that could put our assets or operating performance at risk.  All of our directors and executive officers are required at all times, but not less than annually, to disclose all relationships they have with companies or individuals that have conducted business with, or had an interest in, us.  Our executive officers monitor our operations giving consideration to the disclosed relationships and refer potential transactions to the Board of Directors for approval.  The Board of Directors considers a related party transaction for its potential economic benefit to us, to ensure the transaction is “arms length” and in accordance with our policies and that it is properly disclosed in our reports to stockholders.

Reportable Related Party Transactions

Other than the employment arrangements described elsewhere in this report and the transactions described below, since January 1, 2010, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

●	in which the amount involved exceeds $120,000; and

●
in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Colin Dyne, brother of both Mark Dyne, the Chairman of our board of directors and Larry Dyne, our President, is also a director, officer and significant stockholder in People’s Liberation, Inc., the parent company of Versatile Entertainment, Inc. and William Rast Sourcing.  During the year ended December 31, 2010 we had sales of approximately $28 to Versatile Entertainment.  Accounts receivable of $28 were outstanding from Versatile Entertainment at December 31, 2010.

During the year ended December 31, 2010 we had sales of $120,242 to William Rast Sourcing.  Accounts receivable of $26,711 were outstanding from William Rast Sourcing at December 31, 2010.

At December 31, 2009 we had an unsecured note and accrued interest receivable due from Colin Dyne in the amount of $720,417. The note bore interest at 7.5% and was due on demand.  On June 29, 2010, we sold the note receivable with all of our rights, title and interest therein to a third party for cash proceeds of $275,000. The amount received was recorded as a recovery of bad debts.

In November 2009, we entered into an agreement to pay a commission to an affiliate of Colin Dyne equal to 7% of collected revenues associated with the sales of products to selected retail brands, with 2% of the 7% earned applied to the note receivable balance. For the year ended December 31, 2010, commissions of $92,887 were paid in cash. For the year ended December 31, 2010, commissions of $27,057 were applied to the note receivable balance.

At December 31, 2010 we had notes payable of $236,448 due to parties affiliated with Mark Dyne, the chairmen of our Board of Directors and a significant shareholder. The notes are payable on demand and accrue interest at 10% per annum.

Consulting fees and related interest to Diversified Consulting, LLC, a company owned by Mark Dyne, amounted to $63,194, 401,568 and $150,000 for the years ended December 31, 2010, 2009, and 2008, respectively.  This consulting arrangement terminated on March 20, 2010. Accrued consulting fees and related interest amounted to $164,761 and $251,568, as of December 31, 2010 and 2009 respectively.

On August 6, 2009 we issued a note to Lonnie D. Schnell, our Chief Executive Officer and Chief Financial Officer in partial satisfaction of 2008 annual incentive amounts to which Mr. Schnell was entitled. The note bears 6% interest annually and the maturity date is the earlier of December 31, 2011 or ten days following Mr. Schnell’s employment termination date. The balance of the note payable and accrued interest expense due to Mr. Schnell at December 31, 2010 was $38,768.

AUDIT RELATED MATTERS

Report of Board of Directors Performing the Functions of an Audit Committee

Prior to its elimination, the audit committee consisted of Joseph Miller, Raymond Musci and William Sweedler during 2009.  Mr. Sweedler resigned as a director on March 15, 2010, following which Messrs. Miller and Musci were the only members of the audit committee until it was eliminated on July 30, 2010.  The functions customarily delegated to the audit committee are performed by our full Board of Directors.  The Board of Directors has furnished the report set forth below.

The Board of Directors was responsible for overseeing and monitoring the integrity of our financial reporting process, our compliance with legal and regulatory requirements and the quality of our internal and external audit processes.  The Board reviewed and reassessed the charter annually and recommended any changes to the Board for approval.

In fulfilling its responsibilities for the financial statements for fiscal year 2010, the Board of Directors:

●	Reviewed and discussed the audited financial statements for the year ended December 31, 2010 with management and SingerLewak LLP, our independent registered public accounting firm;

●	Discussed with SingerLewak LLP in the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

●
Received written disclosures and a letter from SingerLewak LLP regarding its independence as required by Independence Standards Board Standard No. 1.  The Board of Directors discussed with Singerlewak LLP their independence; and

●
Based on its review of the audited financial statements and discussions with management and Singerlewak LLP, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

The Board of Directors also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the Board of Directors determined appropriate.

The Board of Directors had considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

The Board of Directors:

Mark Dyne
Lonnie D. Schnell
Mark J. Hughes
David Ellis
Michael Francis Snyder

Services Provided by the Independent Auditors

Our Board of Directors performed the functions of the audit committee and was responsible for the appointment, compensation, retention and oversight of the work of the independent auditors.

SingerLewak LLP served as our independent registered public accounting firm for each of the fiscal years ended December 31, 2010, 2009 and 2008.

Audit Fees - The aggregate fees billed by our independent registered public accounting firm for professional services rendered for the audit of our annual financial statements and review of our financial statements included in our Forms 10-Q or services that are normally provided in connection with statutory and regulatory filings were $310,000 for fiscal year 2010, $370,000 for fiscal year 2009 and $439,000 for fiscal year 2008.

Audit-Related Fees - The aggregate fees billed by our independent registered public accounting firm for professional services rendered for assurance and related services reasonably related to the performance of the audit or review of our financial statements (other than those reported above)were $0 for fiscal year 2010, $0 for fiscal year 2009 and $28,000 for fiscal year 2008.

Tax Fees - The aggregate fees billed by our independent registered public accounting firm for professional services rendered for tax compliance, tax advice and tax planning were $59,000 for fiscal year 2010, $37,000 for fiscal year 2009 and $54,000 for fiscal year 2008.

All Other Fees – The aggregate fees billed by our independent public registered accounting firm for services rendered to us other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were $24,000 for fiscal year 2010, $5,000 for fiscal year 2009 and $24,000 for fiscal year 2008 which was primarily related governmental regulations not related to our annual or quarterly financial statements.

The Board of Directors approved all of the foregoing services provided by SingerLewak LLP.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors

The Board of Directors has established a general policy requiring its pre-approval of all audit services and permissible non-audit services provided by the independent auditors, along with the associated fees for those services. For both types of pre-approval, the Board of Directors considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (1) would create a mutual or conflicting interest between the independent auditors and us, (2) would place the independent auditors in the position of auditing its own work, (3) would result in the independent auditors acting in the role of management or as our employee, or (4) would place the independent auditors in a position of acting as an advocate for us.  Additionally, the Board of Directors considers whether the independent auditors are best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent auditors’ familiarity with our business, personnel, systems or risk profile and whether provision of the service by the independent auditors would enhance our ability to manage or control risk or improve audit quality or would otherwise be beneficial to us.

CHANGE IN CONTROL TRANSACTION

On July 30, 2010, immediately prior to the closing of the Recapitalization Agreement, we were authorized under our certificate of incorporation, as amended, to issue 100,000,000 shares of Common Stock and 3,000,000 shares of preferred stock, of which 250,000 shares were designated as “Series A Preferred Stock”, none of which were issued and outstanding.  In connection with the Recapitalization Agreement, we executed and filed with the Secretary of State of the State of Delaware the Certificate of Designation, pursuant to which we authorized 407,160 shares of Series B Preferred Stock.  At the closing, we issued the Series B Shares to CVC.  Each Series B Share is convertible into one hundred shares of Common Stock, for an aggregate of 40,716,000 shares of Common Stock representing 51.9%, and when combined with the 1,750,000 shares of Common Stock already owned by CVC and/or its affiliates, represented 54.1% of the fully diluted number of shares of Common Stock and 69.6% of our outstanding voting securities immediately after the issuance of the Series B Shares.

The Certificate of Designation sets forth the rights, preferences, privileges and restrictions of the Series B Preferred Stock, which include the following:

●
The Series B Preferred Stock ranks senior to the common stock and to any other preferred stock unless such preferred stock is created and issued on a senior or pari passu basis in accordance with the Company’s certificate of incorporation.

●
Each share of Series B Preferred Stock is convertible into 100 shares of the Company’s common stock (subject to adjustment for stock splits, reverse stock split, etc.) at any time and from time to time at each holder’s option, unless the Series B Preferred Stock is exchanged for its Liquidation Preference as noted below.

●
Upon the liquidation, dissolution or winding up of the Company, each share of Series B Preferred Stock is entitled to receive upon the surrender and cancellation of such shares (and prior to any distribution to holders of other equity securities), an amount equal to $41.033 per share plus all accrued dividends (the “Liquidation Preference”).  A merger, consolidation, share exchange or other reorganization resulting in a change in control of the Company, or any sale of all or substantially all of the Company’s assets, will be deemed a liquidation and winding up for purposes of the Company’s obligation to pay the Liquidation Preference.

●
The Series B Preferred Stock Liquidation Preference will increase with the accrual of dividends on the Liquidation Preference at the rate of 16% per annum, compounded annually.  The dividends however are only payable to the holder in connection with the payment of the Liquidation Preference upon the liquidation, dissolution or winding up of the Company and in conjunction with the surrender of the Preferred Stock.  No portion of the Liquidation Preference or the associated accrued dividends are convertible into common stock, nor will any portion of the Liquidation Preference or the accrued dividends be payable on shares of Series B Preferred Stock in the event of or following the conversion of such shares into common stock.

●
The Company has the right, at any time upon not less than thirty (30) days’ prior written notice to the holders of Series B Preferred Stock, to redeem the Series B Preferred Stock in whole (but not in part) for a price equal to the then-applicable Liquidation Preference.  The holders of Series B Preferred Stock shall have the option, exercisable at any time and from time to time commencing on July 31, 2016, to require the Company to redeem any or all of the Series B Preferred Stock held by such holders, at the then-applicable Liquidation Preference amount. The Series B Preferred Stock vote with the common stock as a single class on all matters submitted or required to be submitted to a vote of the Company’s stockholders, with each share of Series B Preferred Stock having a number of votes equal to the number of shares of common stock that may be acquired upon conversion thereof as of the applicable date of determination.  Additionally, the Series B Preferred Stock have the right to vote as a separate class with respect to certain matters affecting the Series B Preferred Stock, including but not limited to (i) the creation or issuance of any other class or series of preferred stock, (ii) any amendments with respect to the rights, powers, preferences and limitations of the Series B Preferred Stock, (iii) paying dividends or distributions in respect of or redeem the Company’s common stock or any other junior securities; and (iv) certain affiliate transactions.  Any such vote shall require the affirmative vote or consent of a majority of the outstanding shares of Series B Preferred Stock

●
As long as the outstanding Series B Preferred Stock represents 35% or more of the voting shares of the Company, on an as-converted to common stock basis, then (a) our Board of Directors shall consist of not more than seven members, (b) the holders of Series B Preferred Stock shall have the right to elect three directors if the Board has five or fewer total directors, and four directors if the Board has six or seven directors (the directors elected by the Series B Preferred Stock are referred to as the “Series B Directors”), and (c) those members serving on the Board who were not elected by holders of the Series B Preferred Stock shall have the right to designate all remaining directors.  At least two of the Series B Directors must be, and remain at all times while serving as a director, an independent director that qualifies for service on the audit committee of a corporation with securities listed on the Nasdaq Stock Market as provided in Nasdaq Marketplace Rule 5605(c)(2) (or any successor thereto). Once the outstanding shares of Series B Preferred Stock represent less than 35% of the voting shares on an as-converted to common stock basis, then the entire Board will thereafter be elected by all stockholders having voting rights, voting as a single class

We agreed to maintain a five person Board of Directors, two directors of which would include existing directors and three directors which would be appointed by the holders of the Series B Preferred Stock, therefore providing the holders of the Series B Preferred Stock with the right to appoint a majority of our directors.  As provided in the Certificate of Designation, the holders of the Series B Shares (presently only CVC) have the right to elect a majority of the Board so long as all of the Series B Shares represent 35% or more of our total outstanding voting shares (calculated on an as-converted basis into Common Stock).

Concurrently with execution of the Recapitalization Agreement, on July 30, 2010, the Company entered into a Stockholders Agreement with CVC, and with Lonnie D. Schnell, Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors of the Company, and Larry Dyne, President of the Company (“Messrs. Schnell and Dyne”), pursuant to which:

●
Messrs. Schnell and Dyne agreed with CVC to vote their shares of Company voting stock in favor of a merger or consolidation of the Company into or with another corporation or any share exchange, business combination or other such transaction in which the Company is a constituent party, or any sale of all or substantially all of the Company’s assets (a “Triggering Transaction”), in each case to the extent such transaction is first approved by CVC.  Messrs. Schnell and Dyne also provided CVC with an irrevocable proxy to vote their shares of Company voting stock in favor of any such transaction.

●
CVC agreed with the Company that in connection with any director nominees to be submitted to holders of the Company’s common stock for election at a stockholders’ meeting, a committee of our Board comprised solely of directors then serving on the Board who were not elected or appointed by holders of Series B Preferred Stock, acting by majority vote, shall have the right to designate all of the Board’s nominees for director to be elected by holders of the Company’s Common Stock.

●
CVC agreed with the Company that in connection with any election of directors submitted to the Company’s stockholders for election at a stockholders’ meeting, CVC will attend the stockholders’ meeting, in person or by proxy, and vote (or cause to be voted) all of CVC’s shares of the Company’s voting stock in favor of the Board’s nominees for director.  CVC also provided the Company’s chief executive officer with an irrevocable proxy to vote its shares of the Company voting stock in favor of such nominees.

●
Messrs. Schnell and Dyne provided CVC with a right of first refusal with respect to any shares of the Company’s voting securities that Messrs. Schnell and Dyne propose to sell in a private placement transaction, and agreed to provide CVC with advance notice of their intent to sell the Company’s voting securities in any public sale transaction.

●
CVC provided Messrs. Schnell and Dyne with a tag-along right, providing Messrs. Schnell and Dyne with the right to sell their shares of the Company’s voting securities in a transaction where CVC is selling its shares of the Company’s voting securities.

●
CVC agreed with the Company not to sell or otherwise transfer its shares of the Company’s voting securities, or to vote its shares of the Company’s voting securities in favor of any Triggering Transaction, at any time on or before July 31, 2011, other than in connection with a transaction that is approved by a majority of the Company’s voting shares (where, in calculating such majority, the votes attributable to CVC’s shares of the Company’s voting securities are excluded in the numerator but included in the denominator).

●
The Company provided CVC with a preemptive right, pursuant to which CVC will have the right, subject to certain exceptions set forth in the Stockholders Agreement, to acquire in a subsequent issuance of securities by the Company a number of offered securities that will allow CVC to maintain its percentage ownership of the Company’s voting securities.

●
CVC agreed with Messrs. Schnell and Dyne that in connection with a Triggering Transaction, CVC, and any other holder of Series B Preferred Stock and shares of common stock acquired upon conversion thereof, shall pay to Messrs. Schnell and Dyne a portion (beginning at 5% and increasing to 10%) of the sales proceeds payable in the Triggering Transaction to CVC or such other holder in respect of such Series B Preferred Stock or conversion shares.  Each of Messrs. Schnell and Dyne’s right to receive such portion of the sales proceeds is conditional upon the Triggering Transaction occurring (i) while employed by the Company or (ii) within 12 months following termination of employment with the Company for any reason other than termination of employment for “cause” or termination of employment by Messrs. Schnell or Dyne without “good reason” (as such terms are defined in their respective employment agreements).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of April 25, 2011 with respect to:

●	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common Stock;

●	each of our current directors and nominees;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares.  Each share of our Series B Preferred Stock is convertible into one hundred shares of our Common Stock at the discretion of the holder.  Accordingly, a holder of one share of our Series B Preferred Stock is deemed to be the beneficial owner of one hundred shares of our Common Stock for purposes of the table below.  Shares of Common Stock underlying warrants or options currently exercisable or exercisable within sixty (60) days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at April 25, 2011.  Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

As of April 25, 2011, we had 20,291,433 shares of Common Stock and 407,160 shares of Series B Preferred Stock issued and outstanding.  The address of each person listed is in our care, at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367, unless otherwise set forth below such person’s name.

	Common Stock		Series B Preferred Stock		% of Total
					Voting
Name of Beneficial Owner	Shares	%	Shares	%	Power

Executive Officers and Directors:
Lonnie D. Schnell (1)	1,725,000	7.9	--	--	2.8
Larry Dyne (2)	1,339,600	6.2	--	--	2.2
Mark Dyne (3)	1,017,334	5.0	--	--	1.7

James E. Reeder (4)	175,000	*	--	--	*

Mark J. Hughes (5)	41,667	*	--	--	*

David Ellis (5)	41,667	*	--	--	*

Michael Francis Snyder (5)	41,667	*	--	--	*

Executive Officers and Directors as a Group (7 persons) (6)	4,381,935	18.6	--	--	6.8

5% Stockholders:
CVC California, LLC (7) 525 Okeechobee Blvd., Suite 1050 West Palm Beach, Florida 33401	1,750,000	8.6	407,160	100	69.6

*	Less than 1%.
(1)	Consists of (i) 125,000 shares of Common Stock and (ii) 1,600,000 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable.
(2)	Consists of (i) 129,600 shares of Common Stock and (ii) 1,210,000 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable.
(3)	Consists of (i) 835,667 shares of Common Stock and (ii) 181,667 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable.
(4)
Consists of (i) 75,000 shares of Common Stock and (ii) 100,000 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.

(5)	Consists of 41,667 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.
(6)
Consists of (i) 1,165,267 shares of Common Stock and (ii) 3,216,668 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.

(7)
Consists of (i) 1,750,000 shares of Common Stock, and (ii) 407,160 shares of Series B Preferred Stock, convertible into 40,716,000 shares of Common Stock.  Excludes shares of Common Stock beneficially owned by Lonnie D. Schnell and Larry Dyne, which shares are the subject of a limited voting agreement with this stockholder and with respect to which this stockholder has been granted a limited proxy to vote such shares, in each case with respect to certain fundamental transaction involving our Company.

The information as to shares beneficially owned has been individually furnished by our respective directors, nominees for directors, named executive officers, and our other stockholders, or taken from documents filed with the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Executive officers, directors and greater-than-ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with all Section 16(a) forms they file.  Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2010, all of our executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2012 annual meeting of stockholders for inclusion in our Proxy Statement and Proxy form relating to such annual meeting must submit such proposal to us or our principal executive offices by January 3, 2012.  In addition, in the event a stockholder proposal is not received by us by March 18, 2012, the Proxy to be solicited by the Board of Directors for the 2012 annual meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2012 annual meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of our 2012 annual meeting is advanced or delayed more than 30 days from first anniversary of the date of the 2011 annual meeting, stockholder proposals intended to be included in the proxy materials for the 2012 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2012 annual meeting.  Upon determination by us that the date of the 2012 annual meeting will be advanced or delayed by more than 30 days from the first anniversary of the date of the 2011 annual meeting, we will publicly disclose such change.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SingerLewak LLP, independent registered public accounting firm, was selected by the Board of Directors to serve as our independent registered public accounting firm of the Company for fiscal 2011.  Representatives of SingerLewak LLP are expected to be present at the Annual Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

SOLICITATION OF PROXIES

It is expected that the solicitation of Proxies will be by mail.  The cost of solicitation by management will be borne by us.  We will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners.  Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-K

Our annual report on form 10-K which have been filed with the securities and exchange commission for the year ended December 31, 2010, will be made available to stockholders without charge upon written request to James E. Reeder, Chief Accounting Officer, Talon International, Inc., 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367.

On behalf of the Board of Directors

/s/ Lonnie D. Schnell
Lonnie D. Schnell
Chief Executive Officer

TALON INTERNATIONAL, INC.
21900 Burbank Boulevard, Suite 270
Woodland Hills, California 91367

April 25, 2011

TALON INTERNATIONAL, INC.
PROXY FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of TALON INTERNATIONAL, INC., a Delaware corporation (the “Company”), hereby nominates, constitutes and appoints Lonnie D. Schnell and Mark Dyne, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on May 31, 2011 (the “Annual Meeting”), and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Item 1.	To elect the following nominees as Common Stock Directors:

Mark Dyne
Lonnie D. Schnell

☐ FOR NOMINEES LISTED ABOVE (except as marked to the contrary below)

☐ WITHHELD for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.)

_______________________________________________________________________________

Item 2.	Item 2 is not voted upon by holders of the Common Stock.

_______________________________________________________________________________

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof.  With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS.  IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated May 31, 2011 and the accompanying Proxy Statement relating to the Annual Meeting.

Dated: April 25, 2011

Signature:_____________________________

Signature:_____________________________
Signature(s) of Stockholder(s)
(See Instructions Below)

The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE

TALON INTERNATIONAL, INC.
PROXY FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of TALON INTERNATIONAL, INC., a Delaware corporation (the “Company”), hereby nominates, constitutes and appoints Lonnie D. Schnell and Mark Dyne, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on May 31, 2011 (the “Annual Meeting”), and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Item 2.        To elect the following nominees as Series B Directors:

David Ellis
Mark J. Hughes
Michael Francis Snyder

☐ FOR NOMINEES LISTED ABOVE (except as marked to the contrary below)

☐ WITHHELD for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.)

_______________________________________________________________________________

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof.  With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS.  IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated May 31, 2011 and the accompanying Proxy Statement relating to the Annual Meeting.

Dated: April 25, 2011

Signature:_____________________________

Signature:_____________________________
Signature(s) of Stockholder(s)
(See Instructions Below)

The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE